INDEPENDENT AUDITOR'S CONSENT


As independent certified public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report relating to the financial statements of Williams Industries, Incorporated, which report appears in the Company's Annual Report on Form 10-K for the year ended July 31, 2002, and to all references to this firm included in such Registration Statement.


      /s/ Aronson & Company
      ------------------------
      ARONSON & COMPANY

      May 12, 2003
      Rockville, Maryland